Exhibit 24

                    POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Rudolf P. Guenzel and J. Michael Holmes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of BancFlorida Financial Corporation), to sign the Registration Statement on Form S-3 registering the offer by a certain stockholder of up to 1,138,000 shares of Common Stock of BancFlorida Financial Corporation, and any or all amendments thereto (including, post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully in all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following person in the capacities shown and on the 29th day of April, 1994.


/S/ RUDOLF P. GUENZEL                         /S/ JOHN J. AGNELLI
Rudolf P. Guenzel                             John J. Agnelli
President, Chief Executive Officer and        Director
Director (Principal Executive Officer)

                                              /S/ HERBERT D. CONANT
/S/ J. MICHAEL HOLMES                         Herbert D. Conant
J. Michael Holmes                             Director
Chief Financial Officer, Secretary and
Treasurer (Principal Financial Officer
 and Principal Accounting Officer)            /S/ DALE A. MYER
                                              Dale A. Myer
                                              Director
/S/ GERARD A. MCHALE, JR.
Gerard A. McHale, Jr.
Chairman of the Board and Director            /S/ R. C. MAY
                                              Ronnie C. May
                                              Director